Exhibit 2.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “ERC HOME BUILDERS SOUTH FLORIDA, INC.”, CHANGING ITS NAME FROM "ERC HOME BUILDERS SOUTH FLORIDA, INC." TO "ERC HOMEBUILDERS 1, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF FEBRUARY, A.D. 2019, AT 7:05 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7117590 8100	Authentication: 202296632
SR# 20191161748	Date: 02-21-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:05 PM 02/19/2019
FILED 07:05 PM 02/19/2019
SR 20191161748 - File Number 7117590

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ERC HOME BUILDERS SOUTH FLORIDA, Inc.

ERC Home Builders South Florida, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is ERC Homebuilders 1, Inc.

2.           The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 25, 2018. The corporation was originally incorporated under the name of ERC Home Builders South Florida, Inc.

3.           This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the corporation as herein set forth in full:

ARTICLE I

The name of the corporation is ERC Homebuilders 1, Inc. (the "Corporation").

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

The aggregate number of shares which the Corporation shall have authority to issue is up to 200,000,000 shares of capital stock of which 50,000,000 shall be designated as “Preferred Stock” and 150,000,000 shall be designated as "Common Stock" and have a par value of $0.00001 per share. One Hundred and Thirty-Four Million (134,000,000) shares of the authorized Common Stock of the Corporation are hereby designated “Class A Common Stock” and Sixteen Million (16,000,000) shares of the authorized Common Stock of the Corporation are hereby designated “Class B Common Stock”.

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Each outstanding share of Common Stock of the Corporation as of the date of this Amended and Restated Certificate of Incorporation is hereby reclassified and reconstituted as one share of Class B Common Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	Class A Common Stock.

The rights, powers and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV.

1.           Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, including the holders of Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”), such dividends as may be declared from time to time by the Board with respect to the Class B Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2.           Voting Rights. Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

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3.           Equal Status. Except as expressly set forth in this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class B Common Stock.

B.	Class B Common Stock.

The rights, powers and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV.

1.           Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, including the holders of Preferred Stock, the holders of the Class B Common Stock shall be entitled to receive, when and as declared by the Board, such dividends as may be declared from time to time by the Board with respect to the Class A Common Stock out of assets or funds of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

2.           Voting Rights. Each holder of Class B Common Stock shall be entitled to five (5) votes per share of Class B Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders or shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law of the State of Delaware.

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3            Conversion. (a) Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. In order to effectuate a conversion of shares of Class B Common Stock, a holder shall (a) submit a written election to the Corporation that such holder elects to convert shares of Class B Common Stock, the number of such shares elected to be converted and (b) (if such shares are certificated), along with such written election, surrender to the Corporation the certificate or certificates representing the shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such shares hereunder shall be deemed effective as of the date of surrender of such Class B Common Stock certificate or certificates, delivery of such affidavit of loss or the written election to convert for uncertificated shares. Upon the receipt by the Corporation of a written election and, if applicable, the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) either (a) deliver to the relevant holder (i) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion of the applicable shares as calculated pursuant to this Section 3 and, if applicable (ii) a certificate in such holder’s (or the name of such holder’s designee as stated in the written election) for the number of shares of Class B Common Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election or (b) note the conversion of the shares on the stock ledger of the Corporation. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. Each share of Class B Common Stock that is converted pursuant to this Section 3(a) shall be retired by the Corporation and shall not be available for reissuance.

(b)         The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Amended and Restated Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Amended and Restated Certificate of Incorporation as it may deem necessary or advisable.

4            Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

5.           Equal Status. Except as expressly set forth in this Article IV, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock.

6.           Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

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C.	Preferred Stock.

1.           General. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of authorized shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock or any series thereof, as applicable, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or series thereof, as applicable, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

As of the date of this Amended and Restated Certificate of Incorporation 10,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Class A Preferred Stock (the “Class A Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part C of this Article IV refer to sections and subsections of Part C of this Article IV.

2.	Dividends.

2.1         Accrual and Payment of Dividends. From and after the date on which the Corporation initially issues such share of Class A Preferred Stock (without regard to any subsequent transfer of such share or reissuance of the certificate(s) representing such share) (the “Date of Issuance”) of any Class A Preferred Stock, cumulative dividends on such share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Class A Preferred Stock in accordance with the provisions of Section 3; provided, that to the extent not paid on the last day of each calendar month of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, compounding dividends until paid pursuant hereto or converted pursuant to Section 5. All accrued and accumulated dividends on the shares of Class A Preferred Stock shall be prior and in preference to any dividend on any share of Common Stock and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any share of Common Stock, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase. “Liquidation Value” means the original purchase price of the Class A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction) with respect to the Class A Preferred Stock.)

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2.2         Participating Dividends. Subject to Section 2.1, in addition to the dividends accruing on the Class A Preferred Stock pursuant to Section 2.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation of shares of Common Stock for cash, securities or property, but excluding (i) any dividend or distribution payable on the Common Stock in shares of Common Stock and (ii) any repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, the Corporation shall simultaneously declare and pay a dividend on the Class A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares of Class A Preferred Stock had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

2.3         Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Class A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the shares of Class A Preferred Stock held by each such holder.

3.	Liquidation.

  Liquidation; Deemed Liquidation.

(a)  Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively with a Deemed Liquidation, a “Liquidation”), the holders of shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all shares of Class A Preferred Stock held by such holder, plus all unpaid accrued and accumulated dividends on all such shares (whether or not declared) or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation (or Deemed Liquidation).

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(b)  Deemed Liquidation. The occurrence of a Change of Control (such event, a “Deemed Liquidation”) shall be deemed a Liquidation for purposes of this Section 3. Upon the consummation of any such Deemed Liquidation, the holders of the Class A Preferred Stock shall, in consideration for cancellation of their shares of Class A Preferred Stock, be entitled to the same rights such holders are entitled to under this Section 3 upon the occurrence of a Liquidation, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Class A Preferred Stock under Section 3.1(a) hereof. Notwithstanding the foregoing, nothing in this Section 3.1(b) shall limit in any respect the right of any holder of Class A Preferred Stock to elect the benefits of either this Section 3 or Section 5.4(f) in connection with any Change of Control.  “Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the assets of the Corporation; (b) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

(c)  Deemed Liquidation Procedures. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of Section 3.1(b), including, without limitation, (i) in the case of a Change of Control structured as a merger, consolidation or similar reorganization, causing the definitive agreement relating to such transaction to provide for a rate at which the shares of Class A Preferred Stock are converted into or exchanged for cash, new securities or other property, or (ii) in the case of a Change of Control structured as an asset sale, as promptly as practicable following such transaction, either dissolving the Corporation and distributing the assets of the Corporation in accordance with applicable law or redeeming all outstanding shares of Class A Preferred Stock and, in the case of both (i) and (ii), giving effect to the preferences and priorities set forth in this Section 5. The Corporation shall promptly provide to the holders of shares of Class A Preferred Stock such information concerning the terms of such Change of Control, and the value of the assets of the Corporation as may reasonably be requested by the holders of Class A Preferred Stock.

3.1         Payments to Holders of Common Stock. In the event of Liquidation (or Deemed Liquidation), after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Section 3(a), the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

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3.2         Insufficient Assets. If upon any Liquidation (or Deemed Liquidation) the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the shares of Class A Preferred Stock the full preferential amount to which they are entitled under this Section 3, (a) the holders of the shares of Class A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Class A Preferred Stock in the aggregate upon such Liquidation (or Deemed Liquidation) if all amounts payable on or with respect to such shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Common Stock.

3.3         Notice. Notice Requirement. In the event of any Liquidation (or Deemed Liquidation), the Corporation shall, within 10 days of the date the Board approves such action, or no later than 20 days of any stockholders’ meeting called to approve such action, or within 20 days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Class A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Class A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of such shares of such material change.

4.           Voting. Each holder of outstanding shares of Class A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each share of Class A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Class A Common Stock into which the share of Class A Preferred Stock is convertible pursuant to Section 5 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Class A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

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5.	Conversion.

5.1         Right to Convert; Automatic Conversion.

(a)  Right to Convert. Subject to the provisions of this Section 5, at any time and from time to time on or after the Date of Issuance, any holder of Class A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding shares of Class A Preferred Stock (including any fraction of a share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Class A Common Stock (including any fraction of a share) as is determined by (i) multiplying the number of shares of Class A Preferred Stock (including any fraction of such shares) to be converted by the Liquidation Value thereof, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion. The initial conversion price per share of Class A Preferred Stock (the “Conversion Price”) shall be the Liquidation Value of such share, subject to adjustment as applicable in accordance with Section 5.4 below.

(b)  Automatic Conversion. Subject to the provisions of this Section 5, in connection with, and on the closing of, a Qualified Public Offering by the Corporation, all of the outstanding shares of Class A Preferred Stock (including any fraction of such shares) held by stockholders shall automatically convert along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Class A Common Stock (including any fraction of a share) as is determined by (i) multiplying the number of shares of Class A Preferred Stock (including any fraction of such shares) to be converted by the Liquidation Value thereof, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, and then (ii) dividing the result by the applicable Conversion Price then in effect. If a closing of a Qualified Public Offering occurs, such automatic conversion of all of the outstanding shares of Class A Preferred Stock shall be deemed to have been converted into shares of Class A Common Stock as of immediately prior to such closing. “Qualified Public Offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Common Stock of the Corporation having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $25 million following which at least 20% of the total Common Stock of the Corporation on a fully diluted, as-converted basis shall have been sold to the public and shall be listed on any national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

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Procedures for Conversion; Effect of Conversion.

(c)  Procedures for Holder Conversion. In order to effectuate a conversion of shares of Class A Preferred Stock pursuant to Section 5.1(a), a holder shall (a) submit a written election to the Corporation that such holder elects to convert shares of Class A Preferred Stock, the number of such shares elected to be converted and (b) (if such shares are certificated), along with such written election, surrender to the Corporation the certificate or certificates representing the shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such shares hereunder shall be deemed effective as of the date of surrender of such Class A Preferred Stock certificate or certificates, delivery of such affidavit of loss or the written election to convert for uncertificated shares. Upon the receipt by the Corporation of a written election and, if applicable, the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) either (a) deliver to the relevant holder (i) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Class A Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable shares as calculated pursuant to Section 5.1(a) and, if applicable (ii) a certificate in such holder’s (or the name of such holder’s designee as stated in the written election) for the number of shares of Class A Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election or (b) note the conversion of the shares on the stock ledger of the Corporation. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(d)  Procedures for Automatic Conversion. As of the closing of a Qualified Public Offering all outstanding shares of Class A Preferred Stock shall be converted to the number of shares of Class A Common Stock calculated pursuant to Section 5.1(b) without any further action by the relevant holder of such shares or the Corporation. As promptly as practicable following such Qualified Public Offering (but in any event within five (5) days thereafter), the Corporation shall send each holder of shares of Class A Preferred Stock written notice of such event. Upon receipt of such notice, if applicable, each holder shall surrender to the Corporation the certificate or certificates representing the shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Class A Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable shares or note the conversion of the shares on the stock ledger of the Corporation. All shares of Class A Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(e)  Effect of Conversion. All shares of Class A Preferred Stock converted as provided in this Section 5.1 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Class A Common Stock and payment in lieu of any fraction of a share of Class A Preferred Stock in exchange therefor.

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5.2         Reservation of Stock. The Corporation shall at all times when any shares of Class A Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Class A Preferred Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class A Preferred Stock pursuant to this Section 5, taking into account any adjustment to such number of shares so issuable in accordance with Section 5.4 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the shares of Class A Preferred Stock.

5.3         No Charge or Payment. The issuance of shares of Class A Common Stock upon conversion of shares of Class A Preferred Stock pursuant to Section 5.1 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

5.4         Adjustment to Conversion Price and number of shares of Class A Common Stock or other capital stock of the Corporation then issuable upon conversion of the Class A Preferred Stock in accordance with the terms of Section 5 (the “Conversion Shares”). In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price and the number of Conversion Shares issuable on conversion of the shares of Class A Preferred Stock shall be subject to adjustment from time to time as provided in this Section 5.4.

(a)  Adjustment to Conversion Price upon Issuance of Common Stock. Except as provided in Section 5.4(c) and except in the case of an event described in either Section 5.4(e) or Section 5.4(f), if the Corporation shall, at any time or from time to time after the Date of Issuance, issue or sell, or in accordance with Section 5.4(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Conversion Price equal to the quotient obtained by dividing:

(i)  the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Conversion Price then in effect plus (B) the aggregate consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale); by

(ii)  the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Corporation in such issuance or sale (or deemed issuance or sale).

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“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options actually outstanding at such time), in each case, regardless of whether the options or convertible securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly owned subsidiaries.

Whenever following the Date of Issuance, the Corporation shall issue or sell, or in accordance with Section 5.4(d) is deemed to have issued or sold, any shares of Common Stock, the Corporation shall prepare a certificate signed by an executive officer setting forth, in reasonable detail, the number of shares issued or sold, or deemed issued or sold, the amount and the form of the consideration received by the Corporation and the method of computation of such amount and shall cause copies of such certificate to be mailed to the holders of record of Class A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder).

(b)  Adjustment to Number of Conversion Shares Upon Adjustment to Conversion Price. Upon any and each adjustment of the Conversion Price as provided in Section 5.4(a), the number of Conversion Shares issuable upon the conversion of the Class A Preferred Stock immediately prior to any such adjustment shall be increased to a number of Conversion Shares equal to the quotient obtained by dividing:

(i)  the product of (A) the Conversion Price in effect immediately prior to any such adjustment multiplied by (B) the number of Conversion Shares issuable upon conversion of the Class A Preferred Stock immediately prior to any such adjustment; by

(ii)  the Conversion Price resulting from such adjustment.

(c)  Exceptions to Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price or the number of Conversion Shares issuable upon conversion of the Class A Preferred Stock with respect to any issuance or sale (or deemed issuance or sale in accordance with Section 5.4(d)) by the Corporation after the Date of Issuance of: (a) shares of Class A Common Stock issued on the conversion of the Class A Preferred Stock or Class B Common Stock; (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of options to directors, officers, employees, or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board and issued pursuant to the Corporation’s equity incentive plan (including all such shares of Common Stock and options outstanding prior to the Date of Issuance); or (c) shares of Common Stock issued upon the conversion or exercise of options (other than options covered by clause (b) above) or convertible securities issued prior to the Date of Issuance, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof (“Excluded Issuance”).

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(d)  Effect of Certain Events on Adjustment to Conversion Price. For purposes of determining the adjusted Conversion Price under Section 5.4(a) hereof, the following shall be applicable:

(i)  Issuance of Options. If the Corporation shall, at any time or from time to time after the Date of Issuance, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any options, whether or not such options or the right to convert or exchange any convertible securities issuable upon the exercise of such options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 5.4(d)(v)) for which Common Stock is issuable upon the exercise of such options or upon the conversion or exchange of convertible securities issuable upon the exercise of such options is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of convertible securities issuable upon the exercise of such options shall be deemed to have been issued as of the date of granting or sale of such options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 5.4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 5.4(a)) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of all such options, plus (y) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such options, plus (z), in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of all such convertible securities and the conversion or exchange of all such convertible securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such options or upon the conversion or exchange of all convertible securities issuable upon the exercise of all such options. Except as otherwise provided in Section 5.4(d)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock or of convertible securities upon exercise of such options or upon the actual issuance of Common Stock upon conversion or exchange of convertible securities issuable upon exercise of such options.

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(ii)  Issuance of Convertible Securities. If the Corporation shall, at any time or from time to time after the Date of Issuance, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any convertible securities, whether or not the right to convert or exchange any such convertible securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 5.4(d)(v)) for which Common Stock is issuable upon the conversion or exchange of such convertible securities is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such convertible securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such convertible securities shall be deemed to have been issued as of the date of granting or sale of such convertible securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price pursuant to Section 5.4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 5.4(a)) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such convertible securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such convertible securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities. Except as otherwise provided in Section 5.4(d)(iii), (A) no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such convertible securities and (B) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of convertible securities upon exercise of any options to purchase any such convertible securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of this Section 5.4(d).

(iii)  Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Corporation as consideration for the granting or sale of any options or convertible securities referred to in Section 5.4(d)(i) or Section 5.4(d)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of any options or upon the issuance, conversion or exchange of any convertible securities referred to in Section 5.4(d)(i) or Section 5.4(d)(ii) hereof, (C) the rate at which convertible securities referred to in Section 5.4(d)(i) or Section 5.4(d)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any options referred to in Section 5.4(d)(i) hereof or any convertible securities referred to in Section 5.4(d)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such options or convertible securities resulted in an adjustment to the Conversion Price pursuant to this Section 5.4) the Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 5.4 had such options or convertible securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Conversion Price then in effect is reduced, and the number of Conversion Shares issuable upon the conversion of the Class A Preferred Stock immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 5.4(b).

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(iv)  Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised option (or portion thereof) or any unconverted or unexchanged convertible security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 5.4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such option or convertible security by the Corporation), the Conversion Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 5.4 to the Conversion Price which would have been in effect at the time of such expiration or termination had such unexercised option (or portion thereof) or unconverted or unexchanged convertible security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)  Calculation of Consideration Received. If the Corporation shall, at any time or from time to time after the Date of Issuance, issue or sell, or is deemed to have issued or sold in accordance with Section 5.4(d), any shares of Common Stock, options or convertible securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Corporation, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Corporation in such transaction as is attributable to such shares of Common Stock, options or convertible securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, options or convertible securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board and a not less than one-half of the then total outstanding shares of Class A Preferred Stock.

(vi)  Record Date. For purposes of any adjustment to the Conversion Price or the number of Conversion Shares in accordance with this Section 5.4, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or convertible securities or (B) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(vii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Corporation and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 5.4.

(e)  Adjustment to Conversion Price and Conversion Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in options or convertible securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Class A Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Class A Preferred Stock shall be proportionately decreased. Any adjustment under this Section 5.4(e) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(f) Adjustment to Conversion Price and Conversion Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 5.4(e)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each share of Class A Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder’s rights under this Certificate of Designation to insure that the provisions of this Section 5 hereof shall thereafter be applicable, as nearly as possible, to the Class A Preferred Stock in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of Class A Preferred Stock (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Class A Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 5.4(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Incorporation, the obligation to deliver to the holders of Class A Preferred Stock such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Class A Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5.4(f), each holder of shares of Class A Preferred Stock shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 5.1(b) (if applicable to such event or transaction) or Section 5 hereunder, instead of giving effect to the provisions contained in this Section 5.4(f) with respect to such holder’s Class A Preferred Stock.

(g)  Certain Events. If any event of the type contemplated by the provisions of this Section 5.4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Conversion Price and the number of Conversion Shares issuable upon conversion of shares of Class A Preferred Stock so as to protect the rights of the holder of such shares in a manner consistent with the provisions of this Section 5; provided, that no such adjustment pursuant to this Section 5.4 shall increase the Conversion Price or decrease the number of Conversion Shares issuable as otherwise determined pursuant to this Section 5.

(h)  Certificate as to Adjustment.

(i)  As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than 30 days thereafter, the Corporation shall furnish to each holder of record of Class A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

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(ii)  As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Class A Preferred Stock, but in any event not later than 10 days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the shares of Class A Preferred Stock held by such holder.

(i)  Notices. In the event:

(i)  that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii)  of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or

(iii)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Class A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Class A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class A Preferred Stock and the Conversion Shares.

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6.       Waiver. Any of the rights, powers, preferences and other terms of the Class A Preferred Stock set forth herein may be waived on behalf of all holders of Class A Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Class A Preferred Stock then outstanding.

7.       Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Class A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board is expressly authorized to make, amend or repeal Bylaws of the Corporation.

ARTICLE VI

(A)       To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)       The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C)       Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE VII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

*          *          *

This Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer of the Corporation this 4th day of February, 2019.

ERC HOME BUILDERS SOUTH FLORIDA, INC.

/s/ Gerald D. Ellenburg
Gerald D. Ellenburg
Chief Executive Officer

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